Filed Pursuant to Rule 424(b)(3)

Registration No. 333-253114

Registration No. 333-264421

PROSPECTUS

ADVENT TECHNOLOGIES HOLDINGS, INC.

Primary Offering of

26,369,557 Shares of Common Stock

Secondary Offering of

33,363,466 Shares of Common Stock

4,340,278 Warrants to Purchase Common Stock

This prospectus relates to the issuance by us of up to an aggregate of (i) 22,029,279 shares of our common stock that may be issued upon exercise of warrants to purchase common stock at an exercise price of $11.50 per share (the “public warrants”) issued by AMCI Acquisition Corp. (“AMCI”) in its initial public offering; (ii) 3,940,278 shares of our common stock that may be issued upon exercise of placement warrants at an exercise price of $11.50 per share that were originally sold to AMCI Sponsor LLC (the “Sponsor”) in a private placement consummated simultaneously with AMCI’s IPO (the “placement warrants”); and (iii) up to an aggregate of 400,000 shares of our common stock that may be issued upon the exercise of the working capital warrants at an exercise price of $11.50 per share that were issued to the Sponsor in connection with loans made by it to AMCI prior to the closing of the Business Combination (as defined below), (the “working capital warrants” and, together with the placement warrants and the public warrants, the “warrants”).

This prospectus also relates to the offer and sale, from time to time, by the selling securityholders named in this prospectus (the “Selling Securityholders”), or any of their permitted transferees, of (A) up to an aggregate of 33,363,466 shares of our common stock, consisting of (i) up to an aggregate of 6,500,000 shares of our common stock that were issued to the PIPE Investors in a private placement in connection with the closing of the Business Combination; (ii) up to an aggregate of 17,398,342 shares of our common stock otherwise held by the Selling Securityholders; (iii) up to an aggregate of 3,940,278 shares of our common stock that may be issued upon exercise of the placement warrants held by the Selling Securityholders; (iv) up to an aggregate of 400,000 shares of our common stock that may be issued upon the exercise of the working capital warrants held by the Selling Securityholders; (v) 5,124,846 shares of common stock issued to F.E.R. fischer Edelstahlrohre GmbH on August 31, 2021 pursuant to the Share Purchase Agreement, dated as of June 25, 2021; and (B) up to an aggregate of 3,940,278 placement warrants and 400,000 working capital warrants held by the Selling Securityholders.

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of shares of common stock or warrants by the Selling Securityholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under this prospectus, is provided under “Selling Securityholders” and “Plan of Distribution” in this prospectus.

The Selling Securityholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended,. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock and warrants are listed on Nasdaq under the symbols “ADN” and “ADNWW”, respectively. On December 19, 2022, the closing price of our common stock was $1.86 per share and the closing price of our warrants was $0.225 per share.

We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 14 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders and their permitted transferees may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings.

We may use the shelf registration statement to issue up to an aggregate of 26,369,557 shares of our common stock that may be issued upon exercise of the public warrants, the placement warrants and the working capital warrants. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 33,363,466 shares of our common stock and up to 4,340,278 placement warrants and working capital warrants. The Selling Securityholders and their permitted transferees may use the shelf registration statement to sell such securities from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering.

A prospectus supplement or post-effective amendment may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, post-effective amendment or any related free writing prospectus. See “Where You Can Find Additional Information; Incorporation of Documents By Reference.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the U.S., neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the U.S.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information; Incorporation of Documents By Reference.”

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information about the Company, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any securities. The information contained in this prospectus may change after the date of this prospectus. Do not assume after the date of this prospectus that the information contained in this prospectus is still correct. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SELECTED DEFINITIONS

Unless the context otherwise requires, in this prospectus, references to “Advent”, the “Company”, “us”, “we”, “our” and any related terms prior to the closing of the Business Combination are intended to mean Advent Technologies Inc., a Delaware corporation, and its consolidated subsidiaries and after the closing of the Business Combination are intended to mean Advent Technologies Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

“AMCI” means AMCI Acquisition Corp., a Delaware corporation, which was renamed “Advent Technologies Holdings, Inc.” in connection with the Closing.

“AMCI IPO” means AMCI’s initial public offering.

“Business Combination” means the Merger and the other transactions contemplated by the Merger Agreement.

“Closing” means the closing of the Business Combination.

“common stock” means the common stock, par value $0.0001 per share, of Advent Technologies Holdings, Inc. following the Business Combination; such common stock was previously designated Class A common stock of AMCI, and which includes any shares of Class B common stock of AMCI that was converted into Class A common stock in connection with the Closing pursuant to the amended and restated certification of AMCI prior to the Business Combination.

“DGCL” means the Delaware General Corporation Law, as amended.

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“EY” means Ernst & Young (Hellas) Certified Auditors Accountants S.A., Advent’s independent auditor.

“Marcum” means Marcum LLP, AMCI’s independent auditor.

“Merger” means the merger of Merger Sub with and into Advent, with Advent continuing as the surviving corporation and as a wholly-owned subsidiary of AMCI, in accordance with the terms of the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated October 12, 2020, and amended on October 19, 2020 and amended again on December 31, 2020, by and among AMCI, Merger Sub, the Purchaser Representative, Advent Technologies Inc. and the Seller Representative.

“Merger Sub” means AMCI Merger Sub Corp., a newly-formed Delaware corporation and wholly-owned subsidiary of AMCI.

“PIPE Investment” refers to the sale of shares of newly issued Class A common stock to the PIPE Investors in a private placement that was consummated simultaneously with the closing of the Business Combination.

“PIPE Investors” means the investors in the PIPE Investment.

“Placement Warrants” means 3,940,278 warrants to purchase shares of Class A common stock issued to Sponsor in the Private Placement, which, after the Business Combination, entitles the holder thereof to purchase one share of common stock for $11.50 per share.

“Private Placement” means the private placement consummated simultaneously with the AMCI IPO in which AMCI issued to the Sponsor the Placement Warrants.

“Public Warrants” means warrants underlying the Units issued in the AMCI IPO, which after the Business Combination, entitles the holder thereof to purchase one share of common stock for $11.50 per share.

“Purchaser Representative” means Sponsor in the capacity as the Purchaser Representative under the Merger Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Representative” means Vassilios Gregoriou in the capacity as the Seller Representative under the Merger Agreement.

“Sponsor” means AMCI Sponsor LLC.

“Units” means Units issued in the AMCI IPO, including any overallotment securities acquired by AMCI’s underwriters, consisting of one share of Class A common stock and one Public Warrant.

“Warrants” means any of the Placement Warrants, the Public Warrants and the Working Capital Warrants.

“Working Capital Warrants” means 400,000 warrants issued to the Sponsor in connection with its election to convert loans made by it to AMCI prior to the closing of AMCI’s initial business combination in accordance with the AMCI IPO prospectus at a price of $1.00 per warrant, which warrants are identical to the Placement Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to raise financing in the future;

●	our success in retaining or recruiting officers, key employees or directors;

●	factors relating to our business, operations and financial performance, including:

○	our ability to control the costs associated with our operations;

○	our ability to grow and manage growth profitably;

○	our reliance on complex machinery for our operations and production;

○	the market’s willingness to adopt our technology;

○	our ability to maintain relationships with customers;

○	the potential impact of product recalls;

○	our ability to compete within our industry;

○	increases in costs, disruption of supply or shortage of raw materials;

○	risks associated with strategic alliances or acquisitions, including the acquisition of SerEnergy A/S, a Danish stock corporation (“SerEnergy”) and fischer eco solutions GmbH, a German limited liability company (“FES”), former wholly-owned subsidiaries of F.E.R. fischer Edelstahlrohre GmbH, completed on August 31, 2021;

○	the impact of unfavorable changes in U.S. and international regulations;

○	the availability of and our ability to meet the terms and conditions for government grants and economic incentives; and

○	our ability to protect our intellectual property rights.

●	market conditions and global and economic factors beyond our control, including the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and our liquidity, operations and personnel;

●	our ability to maintain the listing of our shares of common stock and warrants on Nasdaq;

●	volatility of our stock price and potential share dilution;

●	future exchange and interest rates; and

●	other factors detailed herein under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the U.S. Securities and Exchange Commission. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information” and the financial statements incorporated by reference in this prospectus.

The Company

Advent is an advanced materials and technology development company operating in the fuel cell and hydrogen technology space. Advent develops, manufactures and assembles the critical components that determine the performance of hydrogen fuel cells and other energy systems, as well as developing, manufacturing, assembling completing fuel cell systems. Advent’s core product offerings are full fuel cell systems, water electrolysis technology, and the Membrane Electrode Assembly (MEA) at the center of the fuel cell . The Advent MEA, which derives its key benefits from the properties of Advent’s engineered membrane technology, enables a more robust, longer-lasting and ultimately lower-cost fuel cell product.

To date, Advent’s principal operations have been developing and manufacturing MEAs, and designing fuel cell stacks and complete fuel cell systems, for a range of customers in the stationary power, portable power, automotive, aviation, energy storage and sensor markets. Advent has its headquarters in Boston, Massachusetts in the U.S., a product development facility in Livermore, California, and production facilities in Greece, Denmark, and Germany and sales and warehousing facilities in the Philippines..

The majority of Advent’s current revenues derive predominantly from the sale of MEAs, but also from the sale of membranes and electrodes for specific applications in the iron flow battery and cellphone markets respectively. Whilst MEA and fuel cell system sales and associated revenues are expected to provide the majority of Advent’s future income, both of these markets remain commercially viable and have the potential to generate material future revenues based on Advent’s existing customers. Advent has also secured grant funding for a range of projects from research agencies and other organizations in the U.S. and Europe and expects to continue to be eligible for grant and other types of funding based on its product development activities over the foreseeable future.

Advent plans to scale up both its U.S. and Europe operations in order to handle substantial increases in MEA production volumes, and enable it to execute a range of product development programs that are designed to increase Advent’s overall product suite, improve the performance of its core MEA product and optimize its production operations to improve unit production costs. This includes expansions related to Important Projects of Common European Interests, including Green HiPo, through materials for power generation, hydrogen generation, and power storage.

Background

Advent Technologies Holdings, Inc., a Delaware corporation, was originally named AMCI Acquisition Corp. (“AMCI”), and was established as a special purpose acquisition company, which completed its initial public offering in November 2018. AMCI was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and, prior to the Business Combination, the Company was a “shell company” as defined under the Securities Exchange Act, because it had no operations and nominal assets consisting almost entirely of cash.

On February 4, 2021, AMCI consummated the Business Combination pursuant to the terms of the Merger Agreement, including the merger of AMCI Merger Sub Corp., a newly-formed Delaware corporation and wholly-owned subsidiary of AMCI (“Merger Sub”) with and into Advent Technologies Inc., with Advent Technologies Inc. continuing as the surviving corporation and as a wholly-owned subsidiary of AMCI, in accordance with the terms of the Agreement and Plan of Merger, dated October 12, 2020 , and amended on October 19, 2020 and amended again on December 31, 2020, by and among AMCI, Merger Sub, AMCI Sponsor LLC in its capacity as the Purchaser Representative, Advent Technologies Inc. and Vassilios Gregoriou in the capacity as the Seller Representative.

In connection with the Closing, AMCI changed its name to “Advent Technologies Holdings, Inc.” and each outstanding share of Class A common stock, including any shares of Class B common stock that were converted into shares of Class A common stock, were redesignated as common stock. We continued the listing of our common stock and public warrants on the Nasdaq Stock Market under the symbols “ADN” and “ADNWW”, respectively.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Advent elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Advent, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time Advent is no longer considered to be an emerging growth company. At times, Advent may elect to early adopt a new or revised standard. See Note 2 of the audited financial statements for the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the years ending December 31, 2021 and 2020.

In addition, Advent intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, Advent intends to rely on such exemptions, Advent is not required to, among other things: (a) provide an auditor’s attestation report on Advent’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

Advent will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of Advent’s first fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement under the Securities Act, (b) the last date of Advent’s fiscal year in which Advent has total annual gross revenue of at least $1.235 billion, (c) the date on which Advent is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which Advent has issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”, which represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations.

These risk factors include, but are not limited to, the following:

●	We may be unable to adequately control the costs associated with our operations.

●	We may need to raise additional funds and these funds may not be available to us when we need them. If we cannot raise additional funds when we need them, our operations and prospects could be negatively affected.

●	If we fail to manage our future growth effectively, we may not be able to market and sell our fuel cells and related technologies successfully.

●	We will rely on complex machinery for our operations and production involves a significant degree of risk and uncertainty in terms of operational performance and costs.

●	Our future growth is dependent upon the market’s willingness to adopt our hydrogen-powered fuel cell and membrane technology.

●	We continue to generate a low level of revenue from our core products MEA, fuel cell systems and developing commercial sales to major organizations.

●	Future product recalls could materially adversely affect our business, prospects, operating results and financial condition.

●	If we are unable to attract and retain key employees and hire qualified management, technical and fuel cell and system engineering personnel, our ability to compete could be harmed.

●	We have been, and may in the future be, adversely affected by the global COVID-19 pandemic.

●	Increases in costs, disruption of supply or shortage of raw materials could harm our business.

●	We are or may be subject to risks associated with strategic alliances or acquisitions.

●	We may experience difficulties integrating the operations of acquired companies into our business and in realizing the expected benefits of these acquisitions.

●	We are subject to substantial regulation and unfavorable changes to, or failure by us to comply with, these regulations could substantially harm our business and operating results.

●	We face risks associated with our international operations, including unfavorable regulatory, political, tax and labor conditions, which could harm our business.

●	The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, prospects, financial condition and operating results.

●	We may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans and other incentives for which we may apply in the future. As a result, our business and prospects may be adversely affected.

●	We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and cause us to incur substantial costs.

●	Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties.

●	Our patent applications may not issue as patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

●	Our management team has limited experience managing a public company.

●	The SEC released a public statement regarding accounting for warrants which resulted in our warrants being accounted for as liabilities rather than as equity and a restatement of our previously issued financial statements.

●	The restatement of the Company's financial statements in May 2021 has subjected us to additional risks and uncertainties, including increased professional costs and the increased possibility of legal proceedings.

●	Certain of our warrants are accounted for as a warrant liability and are recorded at fair value upon issuance with changes in fair value each period to be reported in earnings, which may have an adverse effect on the market price of our common stock.

●	Obtaining the MIL-STD certification for the Honey Badger and advancing it for U.S. army integration is subject to risks and uncertainty.

●	Cybersecurity risks and attacks, security incidents, and data breaches could compromise our intellectual property or other proprietary information, could disrupt our electronic infrastructure, operations and manufacturing, and could impact our competitive position, reputation, results of operations, financial condition, and cash flows.

●	Our global operations are subject to data privacy laws and regulations that impose significant compliance costs and create reputational and legal risk.

●	A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth.

●	We face risks associated with our international operations, including unfavorable regulatory, political, tax and labor conditions, which could harm our business.

●	Delaware law and our second amended and restated certificate of incorporation and bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

●	The second amended and restated certificate of incorporation designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between us and our stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, each of which could limit the ability of our stockholders to choose the judicial forum for disputes with us or our directors, officers, or employees.

●	We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

●	An active market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

●	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

●	Our common stock price may change significantly and you could lose all or part of your investment as a result.

●	Because there are no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock at a price greater than what you paid for it.

●	Our stockholders may experience dilution in the future.

●	If securities or industry analysts do not publish research or reports about our business, if they change their recommendations regarding our common stock or if our operating results do not meet their expectations, our common stock price and trading volume could decline.

●	Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our common stock to decline.

●	As a public company, we are subject to additional laws, regulations and stock exchange listing standards, which impose additional costs on us and may strain our resources and divert our management’s attention.

●	We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

●	We may redeem unexpired public warrants prior to their exercise at a time that is disadvantageous for warrant holders.

●	Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial condition and results of operations.

●	The exercise of Warrants for our common stock would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Corporate Information

Our principal executive offices are located at 200 Clarendon Street, Boston, MA 02116. Our telephone number is (617) 655-6000, and our website address is https://www.advent.energy. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

We are registering the issuance by us of up to 26,369,557 shares of our common stock that may be issued upon exercise of public warrants, placement warrants, and working capital warrants. We are also registering the resale by the Selling Securityholders or their permitted transferees of up to 33,363,466 shares of our common stock and up to 4,340,278 placement warrants and working capital warrants. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 14 of this prospectus.

Issuance of Common Stock

The following information is as of November 30, 2022 and does not give effect to issuances of our common stock after such date.

Shares of our common stock to be issued upon exercise of all public warrants, private warrants and working capital warrants	26,369,557 shares

Shares of our common stock outstanding prior to the exercise of all warrants	51,717,720 shares(1)

Use of proceeds	We will receive up to an aggregate of approximately $303.2 million from the exercise of all public warrants, private placement warrants and working capital warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for working capital and general corporate purposes.

Resale of Common Stock and Warrants

Shares of common stock offered by the Selling

Securityholders (including 29,023,188 outstanding

shares of common stock and 4,340,278 shares of

common stock that may be issued upon exercise of

warrants)

33,363,466 shares

Warrants offered by the Selling Securityholders (representing the placement warrants and the working capital warrants)	4,340,278 warrants

Exercise price	$11.50 per share, subject to adjustment as described herein

Redemption	The warrants are redeemable in certain circumstances. See “Description of Securities-Warrants” for further discussion.

Use of proceeds	We will not receive any proceeds from the sale of the common stock and warrants to be offered by the Selling Securityholders. With respect to shares of common stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash.

Shares of our common stock outstanding immediately after this offering and assuming exercise of all warrants offered hereby	78,087,277 shares

Ticker symbols	“ADN” and “ADNWW” for the common stock and warrants, respectively.

(1)	The number of shares of common stock outstanding is based on 51,717,720 shares of common stock outstanding as of November 30, 2022 and does not include:

●	6,915,892 shares of common stock reserved for issuance for awards in accordance with the 2021 Equity Incentive Plan; and

●	22,029,279 shares of common stock underlying the public warrants, 3,940,278 shares of common stock underlying the placement warrants and 400,000 shares of common stock underlying the working capital warrants.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION

Market Price and Ticker Symbol

Our common stock and warrants are currently listed on Nasdaq under the symbols “ADN” and “ADNWW”, respectively.

The closing price of the common stock and warrants on December 19, 2022, was $1.86 and $0.225, respectively.

Holders

As of November 30, 2022, there were approximately 34 holders of record of shares of our common stock and 3 holders of record of our warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Dividend Policy

We have never declared or paid any dividends on our common stock. We do not anticipate declaring or paying any cash dividends on our capital stock in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the board of directors at such time.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described below as well as the other information included in this prospectus, including “Cautionary Note Regarding Forward-Looking Statements,” and the applicable prospectus supplement, and those risks discussed under Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors”, and updated in Part II, Item 1A of our subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors”, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our securities. For more information, see section of this prospectus entitled “Where You Can Find More Information; Documents Incorporated by Reference.”

Risk Factors Relating to Our Operations and Business

We may be unable to adequately control the costs associated with our operations.

We will require significant capital to develop and grow our business, including developing and manufacturing our fuel cells and building Advent’s brand. We expect to incur significant expenses which will impact our profitability, including research and development expenses, raw material procurement costs, sales and distribution expenses as we build Advent’s brand and market our fuel cells, and general and administrative expenses as we scale our operations. Our ability to become profitable in the future will not only depend on our ability to successfully market our fuel cells and other products and services, but also to control our costs. If we are unable to cost efficiently design, manufacture, market, sell, distribute and service our fuel cells, our margins, profitability and prospects would be materially and adversely affected.

We may need to raise additional funds and these funds may not be available to us when we need them. If we cannot raise additional funds when we need them, our operations and prospects could be negatively affected.

The scale-up of production of our fuel cells, membranes and electrodes, together with the associated investment in our assembly line and product development activities, will consume capital. While we expect that we will have sufficient capital to fund our planned operations through to breakeven, we may need to raise additional funds through the issuance of equity, equity related or debt securities, or through obtaining credit from government or financial institutions. This capital will be necessary to fund our ongoing operations, continue research, development and design efforts, improve infrastructure, and introduce new technologies. We cannot be certain that additional funds will be available to us on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our financial condition, results of operations, business and prospects could be materially adversely affected.

If we fail to manage our future growth effectively, we may not be able to market and sell our fuel cells and related technologies successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We intend to expand our operations significantly. Our future expansion will include:

●	training new personnel;

●	forecasting production and revenue;

●	geographic expansion;

●	controlling expenses and investments in anticipation of expanded operations;

●	entry into new material contracts;

●	establishing or expanding design, production, licensing and sales; and

●	implementing and enhancing administrative infrastructure, systems and processes.

We intend to hire additional personnel, including design and production personnel. Because our technologies are different from traditional electric vehicle battery technology, individuals with sufficient training in alternative fuel and electric vehicles may not be available to hire, and as a result, we will need to expend significant time and expense training the employees we do hire. Competition for individuals with experience designing and manufacturing hydrogen fuel cells is high, and we may not be able to attract, integrate, train, motivate or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business and prospects.

We will rely on complex machinery for our operations and production involves a significant degree of risk and uncertainty in terms of operational performance and costs.

We will rely heavily on complex machinery for our operations and our production will involve a significant degree of uncertainty and risk in terms of operational performance and costs. Our membrane and fuel cell production plant will consist of large-scale machinery combining many components. The production plant components are likely to suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of the production plant components may significantly affect the intended operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fire, and seismic activity and natural disasters. Should operational risks materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on our business, results of operations, cash flows, financial condition or prospects.

Our future growth is dependent upon the market’s willingness to adopt our hydrogen-powered fuel cell and membrane technology.

Our growth is highly dependent upon the adoption by the automotive, aerospace, power and energy industries. If the market for our fuel cells and membranes does not develop at the rate or to the extent that we expect, our business, prospects, financial condition and operating results will be harmed. The market for alternative fuel and energy storage systems is still new and is characterized by rapidly changing technologies, price competition, numerous competitors, evolving government regulation and industry standards and uncertain customer demands and behaviors.

Factors that may influence the adoption of our fuel cell and membrane technology include:

●	perceptions about safety, design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of alternative fuel or electric vehicles;

●	improvements in the fuel economy of internal combustion engines and battery powered vehicles;

●	the availability of service for alternative fuel vehicles;

●	volatility in the cost of energy, oil, gasoline and hydrogen;

●	government regulations and economic incentives promoting fuel efficiency, alternate forms of energy, and regulations banning internal combustion engines;

●	the availability of tax and other governmental incentives to sell hydrogen;

●	volatility in the cost of energy, oil, gasoline and hydrogen;

●	government regulations and economic incentives promoting fuel efficiency, alternate forms of energy, and regulations banning internal combustion engines;

●	the availability of tax and other governmental incentives to sell hydrogen;

●	perceptions about and the actual cost of alternative fuel; and

●	macroeconomic factors.

We Continue to Generate a Low Level of Revenue from our core products MEA, Fuel Cell Systems and Developing Commercial Sales to Major Organizations.

The Company’s current revenue is derived from the sale of fuel cell systems, and the sale of MEAs, membranes, and electrodes for specific applications in the fuel cell and energy storage (flow battery) markets. Based on conversations with existing customers and incoming inquiries from new customers, we anticipate substantial increased demand for our MEAs from a wide range of customers as we scale up our production facilities and testing capabilities, and as the awareness our MEA capabilities become widely known in the industry. We expect both its existing customers to increase order volume, and to generate substantial new orders from major organizations, with some of whom it is already in discussions regarding prospective commercial partnerships and joint development agreements. As of December 31, 2021, we were still generating a low level of revenues compared to our future projections and have not made any commercial sales to major organizations.

Future product recalls could materially adversely affect our business, prospects, operating results and financial condition.

Any product recall in the future may result in adverse publicity, damage our brand and materially adversely affect our business, prospects, operating results and financial condition. In the future, we may voluntarily or involuntarily, initiate a recall if any of our fuel cells or membranes prove to be defective. Such recalls involve significant expense and diversion of management attention and other resources, which could adversely affect our brand image in our target markets, as well as our business, prospects, financial condition and results of operations.

If we are unable to attract and retain key employees and hire qualified management, technical and fuel cell and system engineering personnel, our ability to compete could be harmed.

Our success depends, in part, on our ability to retain our key personnel. The unexpected loss of or failure to retain one or more of our key employees could adversely affect our business. Our success also depends, in part, on our continuing ability to identify, hire, attract, train and develop other highly qualified personnel.

Competition for these employees can be intense, and our ability to hire, attract and retain them depends on our ability to provide competitive compensation. We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and our failure to do so could adversely affect our business, including the execution of our global business strategy. Any failure by our management team to perform as expected may have a material adverse effect on our business, prospects, financial condition and results of operations.

We have been, and may in the future be, adversely affected by the global COVID-19 pandemic.

We face various risks related to epidemics, pandemics, and other outbreaks, including the recent COVID-19 pandemic. The impact of COVID-19, including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and led to reduced economic activity. The spread of COVID-19 has also impacted our potential customers and suppliers by disrupting the manufacturing, delivery and overall supply chain of fuel cell manufacturers and suppliers.

Actions taken around the world to help mitigate the spread of COVID-19 include restrictions on travel, quarantines in certain areas and forced closures for certain types of public places and businesses. COVID-19 and actions taken to mitigate its spread have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which Advent operates. For example, in May 2021, Advent’s research and development activities in Boston were limited by the restrictions imposed on laboratory work in the U.S., with laboratories being run at approximately 25% occupancy, with the result that certain business development activities have moved more slowly. Additionally, in Patras, Greece, approximately half of the Company’s workforce have worked from home during the temporary lockdowns imposed by the Greek authorities, although these have largely been in support functions. These measures limit operations in our U.S. and Greece locations and have and may continue to adversely impact our employees, research and development activities and operations and the operations of our suppliers, vendors and business partners, and may negatively impact our sales and marketing activities. We may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, suppliers, vendors and business partners.

The extent to which the COVID-19 pandemic continues to impact our business, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating activities can resume. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of the global economic impact, including any recession that has occurred or may occur in the future.

There are no comparable recent events that may provide guidance as to the effect of the spread of COVID-19 and a pandemic, and, as a result, the ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain.

Increases in costs, disruption of supply or shortage of raw materials could harm our business.

Once we increase production, we may experience increases in the cost or a sustained interruption in the supply or shortage of raw materials. Any such increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. We use various raw materials including precious group metals such as platinum; carbon black; polymer precursors, reactants, and solvents; as well as carbon cloth and carbon fiber paper. The prices for these raw materials fluctuate depending on market conditions and global demand and could adversely affect our business and operating results.

We are or may be subject to risks associated with strategic alliances or acquisitions.

We have entered into, and may in the future enter into additional, strategic alliances, including joint ventures or minority equity investments with various third parties to further our business purpose. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

When appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. In addition to possible stockholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

We may experience difficulties integrating the operations of acquired companies into our business and in realizing the expected benefits of these acquisitions.

We completed the acquisition of SerEnergy and FES on August 31, 2021. Acquisitions involve numerous risks, any of which could harm our business and negatively affect our financial condition and results of operations. The success of our acquisition of FES and SerEnergy will depend in part on our ability to realize the anticipated business opportunities from combining their and our operations in an efficient and effective manner. These integration processes could take longer than anticipated and could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties, or our ability to achieve the anticipated benefits of the acquisitions, and could harm our financial performance. If we are unable to successfully or timely integrate the operations of FES and SerEnergy with our business, we may incur unanticipated liabilities and be unable to realize the revenue growth, synergies and other anticipated benefits resulting from the acquisitions, or fully offset the costs of the acquisition, and our business, results of operations and financial condition could be materially and adversely affected.

We are subject to substantial regulation and unfavorable changes to, or failure by us to comply with, these regulations could substantially harm our business and operating results.

Our fuel cells and membranes are subject to substantial regulation under international, federal, state, and local laws. We expect to incur significant costs in complying with these regulations. Regulations related to alternative energy are currently evolving and we face risks associated with changes to these regulations, including but not limited to:

●	increased subsidies for corn and ethanol production, which could reduce the operating cost of vehicles that use ethanol or a combination of ethanol and gasoline; and

●	increased sensitivity by regulators to the needs of established automobile manufacturers with large employment bases, high fixed costs and business models based on the internal combustion engine, which could lead them to pass regulations that could reduce the compliance costs of such established manufacturers or mitigate the effects of government efforts to promote alternative fuel vehicles. Compliance with changing regulations could be burdensome, time consuming, and expensive. To the extent compliance with new regulations is cost prohibitive, our business, prospects, financial condition and operating results would be adversely affected.

We face risks associated with our international operations, including unfavorable regulatory, political, tax and labor conditions, which could harm our business.

We face risks associated with our international operations, including possible unfavorable regulatory, political, tax and labor conditions, which could harm our business. We have international operations that are subject to the legal, political, regulatory and social requirements and economic conditions in these jurisdictions. We are subject to a number of risks associated with international business activities that may increase our costs, impact our ability to sell our fuel cells and membranes and require significant management attention. These risks include:

●	difficulty in staffing and managing foreign operations;

●	foreign government taxes, regulations and permit requirements, including foreign taxes that we may not be able to offset against taxes imposed upon us in the U.S., and foreign tax and other laws limiting our ability to repatriate funds to the U.S.;

●	fluctuations in foreign currency exchange rates and interest rates;

●	U.S. and foreign government trade restrictions, tariffs and price or exchange controls;

●	foreign labor laws, regulations and restrictions;

●	changes in diplomatic and trade relationships;

●	political instability, natural disasters, war or events of terrorism; and

●	the strength of international economies.

If we fail to successfully address these risks, our business, prospects, operating results and financial condition could be materially harmed.

The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, prospects, financial condition and operating results.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of alternative energies or other reasons may result in the diminished competitiveness of the alternative fuel industry generally. This could materially and adversely affect the growth of the alternative fuel automotive markets and our business, prospects, financial condition and operating results.

While certain tax credits and other incentives for alternative energy production and alternative fuel vehicles have been available in the past, there is no guarantee these programs will be available in the future. If current tax incentives are not available in the future, our financial position could be harmed.

We may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans and other incentives for which we may apply in the future. As a result, our business and prospects may be adversely affected.

We anticipate continuing to apply for federal and state grants, loans and tax incentives under government programs designed to stimulate the economy and support the production of alternative fuel vehicles and related technologies. We anticipate that in the future there will be new opportunities for us to apply for grants, loans and other incentives from the U.S., state and foreign governments. Our ability to obtain funds or incentives from government sources is subject to the availability of funds under applicable government programs and approval of our applications to participate in such programs. The application process for these funds and other incentives will likely be highly competitive. We cannot assure you that we will be successful in obtaining any of these additional grants, loans and other incentives. If we are not successful in obtaining any of these additional incentives and we are unable to find alternative sources of funding to meet our planned capital needs, our business and prospects could be materially adversely affected.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may own or obtain patents, trademarks or other proprietary rights that would prevent or limit our ability to make, use, develop, license or sell our fuel cell and membrane technologies, which could make it more difficult for us to operate our business. We may receive inquiries from patent or trademark owners inquiring whether we infringe their proprietary rights. Companies owning patents or other intellectual property rights relating to fuel cells may allege infringement of such rights. In response to a determination that we have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

●	cease development, sales, license or use of fuel cells or membranes that incorporate the asserted intellectual property;

●	pay substantial damages;

●	obtain a license from the owner of the asserted intellectual property right, which license may not be available on reasonable terms or at all; or

●	redesign one or more aspects or systems of our fuel cells or membranes.

A successful claim of infringement against us could materially adversely affect our business, prospects, operating results and financial condition. Any litigation or claims, whether valid or invalid, could result in substantial costs and diversion of resources.

We also plan to license patents and other intellectual property from third parties and we may face claims that our use of this in-licensed technology infringes the intellectual property rights of others. In such cases, we will seek indemnification from our licensors. However, our rights to indemnification may be unavailable or insufficient to cover our costs and losses.

Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties.

Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which would adversely affect our business, prospects, financial condition and operating results. Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we will rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property licenses and other contractual rights to establish and protect our rights in our technology.

The protection of our intellectual property rights will be important to our future business opportunities. However, the measures we take to protect our intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

●	any patent applications we submit may not result in the issuance of patents;

●	the scope of our issued patents may not be broad enough to protect our proprietary rights;

●	our issued patents may be challenged and/or invalidated by our competitors;

●	the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement impracticable;

●	current and future competitors may circumvent our patents; and

●	our in-licensed patents may be invalidated, or the owners of these patents may breach our license arrangements.

Patent, trademark, and trade secret laws vary significantly throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the U.S. Further, policing the unauthorized use of our intellectual property in foreign jurisdictions may be difficult. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the U.S.

Our patent applications may not issue as patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application to the same subject matter as we have, we may not be entitled to the protection sought by the patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will issue, or that our issued patents will afford protection against competitors with similar technology. In addition, our competitors may design around our issued patents, which may adversely affect our business, prospects, financial condition or operating results.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly-traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our management team and could divert their attention away from the day-to-day management of our business, which could materially and adversely affect our business, financial condition, operating results, cash flows and prospects.

The SEC released a public statement regarding accounting for warrants which resulted in our warrants being accounted for as liabilities rather than as equity and a restatement of our previously issued financial statements.

On April 12, 2021, the staff of the SEC issued a public statement entitled "Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies ("SPACs") (the "Statement"). In the Statement, the SEC staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC's balance sheet as opposed to equity. Since issuance, our warrants were accounted for as equity within our balance sheet, and after discussion and evaluation, including with our independent auditors, we have concluded that our warrants should be presented as liabilities with subsequent fair value remeasurement. Therefore, we conducted a valuation of our warrants and restated our previously issued financial statements, which resulted in unanticipated costs and diversion of management resources and may result in potential loss of investor confidence. Although we have now completed the restatement, we cannot guarantee that we will have no further inquiries from the SEC or Nasdaq regarding our restated financial statements or matters relating thereto. Any future inquiries from the SEC or Nasdaq as a result of the restatement of our historical financial statements will, regardless of the outcome, likely consume a significant amount of our resources in addition to those resources already consumed in connection with the restatement itself.

The restatement of the Company's financial statements in May 2021 has subjected us to additional risks and uncertainties, including increased professional costs and the increased possibility of legal proceedings.

As a result of the restatement of our financial statements discussed above, we have become subject to additional risks and uncertainties, including, among others, increased professional fees and expenses and time commitment that may be required to address matters related to the restatement, and scrutiny of the SEC and other regulatory bodies which could cause investors to lose confidence in the Company's reported financial information and could subject the Company to civil or criminal penalties or shareholder litigation. We could face monetary judgments, penalties or other sanctions that could have a material adverse effect on the Company's business, financial condition and results of operations and could cause its stock price to decline.

Certain of our warrants are accounted for as a warrant liability and are recorded at fair value upon issuance with changes in fair value each period to be reported in earnings, which may have an adverse effect on the market price of our common stock.

Following the restatement of our historical financial statements, we account for our warrants as a warrant liability and recorded at fair value upon issuance any changes in fair value each period reported in earnings as determined by the Company based upon a valuation report obtained from its independent third party valuation firm. The impact of changes in fair value on earnings may have an adverse effect on the market price of our common stock.

Obtaining the MIL-STD certification for the Honey Badger and advancing it for U.S. army integration is subject to risks and uncertainty.

Obtaining the MIL-STD certification for the Honey Badger and advancing it for U.S. army integration is subject to risks and uncertainty, and may not be completed on the timeline the Company expects, or at all.

Cybersecurity risks and attacks, security incidents, and data breaches could compromise our intellectual property or other proprietary information, could disrupt our electronic infrastructure, operations and manufacturing, and could impact our competitive position, reputation, results of operations, financial condition, and cash flows.

We rely upon the information technology and data security infrastructure and its capacity, reliability, and security in connection with various aspects of our business activities. We also rely on our ability to expand and continually update these technologies and related infrastructure in response to the changing needs of our business. We face challenges related to supporting our older technologies and implementing necessary upgrades and the hardening of current technologies. In addition, some of these technologies are managed by third-party service providers and are not under our direct control. If we experience a problem with a critical technology, including during upgrades or new technology implementations, any resulting disruptions could have an adverse effect on our business operations and our performance.

Our business operations rely upon our electronic infrastructure and that of our third-party vendors, including to handle information and data such as intellectual property, personal information, protected information, financial information and other confidential and proprietary information related to our business and our employees, prospects, customers, suppliers and other business partners. While we maintain certain administrative, technical, and physical safeguards and take preventive and proactive measures to combat known and unknown cybersecurity risks, we currently are building out and maturing our electronic infrastructure and safeguards. There is no assurance that our current controls and our ongoing efforts will be sufficient to eliminate security risks.

Cyberattacks are increasing in frequency and evolving in nature. We and our third-party providers are at risk of attack through use of increasingly sophisticated methods, including malware, phishing, ransomware, and the deployment of technologies to find and exploit vulnerabilities. Our electronic infrastructure, and information technology systems maintained by our third-party providers, have been in the past, and may be in the future, subjected to attempts to gain unauthorized access, disable, destroy, maliciously control or cause other business disruptions. In some cases, it is difficult to anticipate or to detect immediately such incidents and any damage caused. While these types of incidents have not had a material impact on our business to-date, future incidents involving access to or improper use of our systems, or those of our third-parties, could compromise confidential, proprietary or otherwise sensitive information.

In addition, cyberattacks could negatively impact our reputation and our competitive position and could result in litigation with third parties, regulatory action, significant remediation costs, and loss of business and customers relationships, any of which could adversely impact our business, our financial condition, and our operating results. Although we maintain some insurance coverage, we cannot be certain that coverage would apply to cyber risks, that it may be adequate for liabilities incurred, or that any insurer will not accept or deny coverage of future claims.

We may experience problems with the operation of our electronic infrastructure or the technology systems of third parties on which we rely, as well as the development and deployment of new electronic infrastructure, that could adversely affect, or even disrupt, all or a portion of our operations until resolved. In addition, as a result of the COVID-19 pandemic a large percentage of our salaried employees continue to work remotely full or part-time. This remote working environment may pose a heightened risk for security breaches or other disruptions of our information technology environment.

Our global operations are subject to data privacy laws and regulations that impose significant compliance costs and create reputational and legal risk.

Due to the international scope of our operations, we may be subject to a complex system of regulatory requirements regarding data privacy, such as the European Union General Data Protection Regulation and California’s Consumer Privacy Act and its amendments.

Our numerous foreign operations are governed by laws, rules and business practices that differ from those of the U.S. We cannot predict now our future data privacy risks or the nature, scope or effect of future regulatory requirements to which our operations might be subject or the manner in which existing laws might be administered or interpreted.

A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth.

Goodwill and other intangible assets are a component of our assets. As a part of our acquisition of SerEnergy and FES on August 31, 2021, we recognized $29.4 million in goodwill and $19.8 million in other intangible assets. As of December 31, 2021, goodwill was $30.0 million and other intangible assets were $23.3 million of our total assets of $163.0 million. We may have to write off all or part of our goodwill or other intangible assets if their value becomes impaired. Although this write-off would be a non-cash charge, it could reduce our earnings and our financial condition.

We face risks associated with our international operations, including unfavorable regulatory, political, tax and labor conditions, which could harm our business.

We face risks associated with our international operations, including possible unfavorable regulatory, political, tax and labor conditions, which could harm our business. We have international operations in Europe and Asia that are subject to the legal, political, regulatory and social requirements and economic conditions in these jurisdictions. We are subject to a number of risks associated with international business activities that may increase our costs, impact our ability to sell our fuel cells and membranes and require significant management attention. These risks include:

●	difficulty in staffing and managing foreign operations;

●	foreign government taxes, regulations and permit requirements, including foreign taxes that we may not be able to offset against taxes imposed upon us in the U.S., and foreign tax and other laws limiting our ability to repatriate funds to the U.S.;

●	fluctuations in foreign currency exchange rates and interest rates;

●	increased inflation rates and cost of goods;

●	U.S. and foreign government trade restrictions, tariffs and price or exchange controls;

●	foreign labor laws, regulations and restrictions;

●	changes in diplomatic and trade relationships;

●	political instability, natural disasters, war, or events of terrorism;

●	the escalation or continuation of armed conflict, hostilities or economic sanctions between countries or regions, including the current conflict between Russia and Ukraine;

●	the strength of international economies and economic relations between countries or regions; and

●	economic uncertainties and potential disruptions include a slow-down in the general economy.

If we fail to successfully address these risks, our business, prospects, operating results and financial condition could be materially harmed.

Risks Related to Ownership of Our Common Stock and Warrants

Delaware law and our second amended and restated certificate of incorporation and amended and restated bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Our second amended and restated certificate of incorporation and our amended and restated bylaws, and the DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors and therefore depress the trading price of our common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors or taking other corporate actions, including effecting changes in our management. Among other things, our second amended and restated certificate of incorporation and amended and restated bylaws include provisions regarding:

●	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors;

●	the ability of our board of directors to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	the limitation of the liability of, and the indemnification of, our directors and officers;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the requirement that directors may only be removed from our board of directors for cause;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or to take action, including the removal of directors;

●	the requirement that a special meeting of stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer or our president (in the absence of a chief executive officer), which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings;

●	the requirement for the affirmative vote of holders of at least 65% of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, to amend, alter, change or repeal any provision of the second amended and restated certificate of incorporation or amended and restated bylaws, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our board of directors and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

●	the ability of our board of directors to amend the amended and restated bylaws, which may allow our board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the amended and restated bylaws to facilitate an unsolicited takeover attempt; and

●	advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of surviving entity.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our board of directors or management.

In addition, as a Delaware corporation, we will be subject to provisions of Delaware law, including Section 203 of the DGCL, which may generally prohibit certain stockholders holding 15% or more of our outstanding capital stock from engaging in certain business combinations with us for a specified period of time unless certain conditions are met.

Any provision of the second amended and restated certificate of incorporation, amended and restated bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of our capital stock and could also affect the price that some investors are willing to pay for our common stock.

The second amended and restated certificate of incorporation designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between us and our stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, each of which could limit the ability of our stockholders to choose the judicial forum for disputes with us or our directors, officers, or employees.

The second amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on its behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of its directors, officers, or other employees to us or our stockholders, (3) any action arising pursuant to any provision of the Delaware General Corporation Law, or the second amended and restated certificate of incorporation or the amended and restated bylaws or (4) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court having jurisdiction over indispensable parties named as defendants. The second amended and restated certificate of incorporation also provides that the federal district courts of the U.S. will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provision is applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to this provision. This exclusive-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees. If a court were to find the exclusive-forum provision be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although we conducted due diligence on Advent, we cannot assure you that this diligence revealed all material issues that may be present in Advent’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our control will not later arise. As a result, the company may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even if the due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that the company reports charges of this nature could contribute to negative market perceptions about the Company or our securities. Accordingly, our stockholders could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the Proxy Statement / Prospectus relating to the business combination contained an actionable material misstatement or material omission.

An active market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

The price of our securities may vary significantly due to factors specific to our business as well as to general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

NASDAQ may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities are currently listed on Nasdaq. However, we cannot assure you that our securities will continue to be listed on Nasdaq in the future. In order to continue listing its securities on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq’s listing requirements, or if we fail to meet any of Nasdaq’s listing standards, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. We cannot assure you that we will be able to meet those initial listing requirements at all times.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

•	reduced liquidity for its securities;

●	a determination that our common stock is a “penny stock” which will require brokers trading in the common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Our common stock price may change significantly and you could lose all or part of your investment as a result.

The trading price of our common stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares of our common stock at an attractive price due to a number of factors such as those listed in “Risk Factors Relating to Our Operations and Business” and the following:

●	results of operations that vary from the expectations of securities analysts and investors;

●	results of operations that vary from our competitors;

●	changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

●	declines in the market prices of stocks generally;

●	strategic actions by us or our competitors;

●	announcements by us or our competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

●	any significant change in our management;

●	changes in general economic or market conditions or trends in our industry or markets;

●	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	future sales of our common stock or other securities;

●	investor perceptions of the investment opportunity associated with our common stock relative to other investment alternatives;

●	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

●	litigation involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors;

●	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

●	the development and sustainability of an active trading market for our common stock;

●	actions by institutional or activist stockholders;

●	changes in accounting standards, policies, guidelines, interpretations or principles; and

•	other events or factors, including those resulting from pandemics, natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

Because there are no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock at a price greater than what you paid for it.

We intend to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of common stock will be at the sole discretion of the board of directors. The board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by us to our stockholders or by its subsidiaries to it and such other factors as the board of directors may deem relevant. As a result, you may not receive any return on an investment in our common stock unless you sell your common stock for a price greater than that which you paid for it.

Our stockholders may experience dilution in the future.

The percentage of shares of our common stock owned by current stockholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that we may grant to its directors, officers and employees, or exercise of warrants. Such issuances may have a dilutive effect on our earnings per share, which could adversely affect the market price of our common stock.

If securities or industry analysts do not publish research or reports about our business, if they change their recommendations regarding our common stock or if our operating results do not meet their expectations, our common stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our businesses. If no securities or industry analysts commence coverage of us or our business, the trading price for our common stock could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our securities or publish unfavorable research about our businesses, or if our operating results do not meet analyst expectations, the trading price of our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our common stock price and trading volume to decline.

Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our common stock to decline.

The sale of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate.

As of November 30, 2022, we had a total of 51,717,720 shares of our common stock outstanding. All shares held by public stockholders prior to the Business Combination and all of the shares issued in the Business Combination to former stockholders of Advent Technologies Inc. are freely tradable without registration under the Securities Act, and without restriction by persons other than our “affiliates” (as defined under Rule 144 of the Securities Act, “Rule 144”), including our directors, executive officers and other affiliates.

The shares of Advent’s common stock reserved for future issuance under the 2021 Equity Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lockup agreements and other restrictions imposed by law. A total of 6,915,892 shares of common stock have been reserved for future issuance under the 2021 Equity Incentive Plan. We filed a registration statement on Form S-8 on June 10, 2021, which covers the 6,915,892 shares of our common stock reserved under the 2021 Equity Incentive Plan. We may also file one or more registration statements on Form S-8 under the Securities Act to register shares of our common stock or securities convertible into or exchangeable for shares of our common stock issued pursuant to any future equity incentive plan that we adopt. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of our common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.

As a public company, we are subject to additional laws, regulations and stock exchange listing standards, which impose additional costs on us and may strain our resources and divert our management’s attention.

Advent previously operated on a private basis and following the Business Combination it became a wholly-owned subsidiary of a public company that is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the listing requirements of Nasdaq and other applicable securities laws and regulations. Compliance with these laws and regulations will increase our legal and financial compliance costs and make some activities more difficult, time-consuming or costly, which may strain our resources or divert management’s attention.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. We may continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We cannot predict whether investors will find securities issued by us less attractive because we will rely on these exemptions. If some investors find those securities less attractive as a result of its reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

We may redeem unexpired public warrants prior to their exercise at a time that is disadvantageous for warrant holders.

We will have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of  $0.01 per warrant, provided that the last reported sales price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the public warrants become redeemable by us, we may exercise our redemption right when the registration statement to which this prospectus forms a part comes into effect with respect to the shares of common stock underlying such warrants. Redemption of the outstanding public warrants could force you to: (1) exercise your warrants and pay the related exercise price at a time when it may be disadvantageous for you to do so; (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (3) accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the placement warrants or working capital warrants will be redeemable by us for cash so long as they are held by our sponsor or its permitted transferees.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial condition and results of operations.

Accounting principles and related pronouncements, implementation guidelines and interpretations we apply to a wide range of matters that are relevant to our business, including, but not limited to, revenue recognition, leases and stock-based compensation, are complex and involve subjective assumptions, estimates and judgments by our management. Changes in accounting pronouncements or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported or expected financial performance.

The exercise of Warrants for our common stock would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

As of September 30, 2022, we had Warrants to purchase an aggregate of 26,369,557 shares of our common stock outstanding. To the extent remaining Warrants are exercised, additional shares of common stock will be issued, which will result in dilution to the then-existing holders of common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such Warrants may be exercised could adversely affect the market price of our common stock.

The valuation of our Warrants could increase the volatility in our net income (loss) in our consolidated statements of earnings (loss).

The change in fair value of our Warrants is the result of changes in stock price and Warrants outstanding at each reporting period. The Change in Fair Value of Warrant Liabilities represents the mark-to-market fair value adjustments to the outstanding Warrants issued in connection with the initial public offering of ACMI and the concurrent private placement. Significant changes in our stock price or number of Warrants outstanding may adversely affect our net income (loss) in our consolidated statements of earnings (loss).

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders (including shares of common stock underlying warrants) pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $303.2 million from the exercise of all public warrants, placement warrants, and working capital warrants, assuming the exercise in full of all such warrants for cash.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the warrants for general corporate purposes including, but not limited to, working capital for operations, capital expenditures and future acquisitions. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or our warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of our common stock then outstanding; or

●	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of November 30, 2022, we had 51,717,720 shares of common stock issued and outstanding. In addition, as of November 30, 2022, we have reserved a total of 6,915,892 shares of common stock for issuance under our 2021 Equity Incentive Plan and up to 26,369,557 shares of common stock for issuance upon exercise of the warrants.

As of November 30, 2022, there were 26,369,557 warrants outstanding consisting of 22,029,279 public warrants, 3,940,278 placement warrants and 400,000 working capital warrants.  Each of our warrants is exercisable for one share of common stock at an exercise price of $11.50 per share. The public warrants are freely tradeable and subject to redemption as described elsewhere herein.

While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Form S-8 Registration Statement

The shares of Advent’s common stock reserved for future issuance under the 2021 Equity Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lockup agreements and other restrictions imposed by law. A total of 6,915,892 shares of common stock have been reserved for future issuance under the 2021 Equity Incentive Plan. We filed a registration statement on Form S-8 on June 10, 2021, which covers the 6,915,892 shares of our common stock reserved under the 2021 Equity Incentive Plan. We may file one or more registration statements on Form S-8 under the Securities Act to register shares of our common stock or securities convertible into or exchangeable for shares of our common stock issued pursuant any future equity incentive plan that is adopted. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to 33,363,466 shares of our common stock (including 3,940,278 shares of common stock that may be issued upon exercise of the placement warrants and 400,000 shares of common stock that may be issued upon exercise of the working capital warrants) and 4,340,278 warrants. The Selling Securityholders may from time to time offer and sell any or all of the common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the common stock or warrants other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of shares of common stock and warrants beneficially owned, the aggregate number of shares of common stock and warrants that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of common stock and warrants beneficially owned by the Selling Securityholders after the sale of the securities offered hereby. We have based percentage ownership on 51,717,720 shares of common stock outstanding as of November 30, 2022.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such common stock or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is 200 Clarendon Street, Boston, MA 02116.

Selling Securityholders

Selling Securityholder(1)	Shares of Common Stock Beneficially Owned Prior to Offering	Placement Warrants or Working Capital Warrants Beneficially Owned Prior to Offering	Shares of Common Stock Offered	Placement Warrants or Working Capital Warrants Offered	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold	%	Placement Warrants or Working Capital Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Helikon Investments Limited(2)	2,000,000	-	2,000,000	-	-	-	-	-
BNP Paribas Funds Energy Transition(3)	1,800,000	-	1,800,000	-	-	-	-	-
D.E. Shaw Valence Portfolios, L.L.C.(4)	750,000	-	750,000	-	-	-	-	-
Apollo Asset Ltd.(5)	384,000	-	384,000	-	-	-	-	-
D.E. Shaw Oculus Portfolios, L.L.C.(6)	250,000	-	250,000	-	-	-	-	-
Delphi Global(7)	220,000	-	220,000	-	-	-	-	-
Glazer Capital LLC(8)	200,000	-	200,000	-	-	-	-	-
Songa Capital AS(9)	100,000	-	100,000	-	-	-	-	-
Klaveness Marine Finance AS(10)	100,000	-	100,000	-	-	-	-	-
VB Capital Management AG(11)	100,000	-	100,000	-	-	-	-	-
Investeringsfondet Viking AS(12)	95,000	-	95,000	-	-	-	-	-
Pala Investments Limited(13)	75,000	-	75,000	-	-	-	-	-
Istvan Zollei(14)	956,418	416,406	956,418	416,406	-	-	-	-
Dov Lader(15)	478,109	208,203	478,109	208,203	-	-	-	-
Daniel Zier(16)	191,243	83,281	191,243	83,281	-	-	-	-
2012 Lewnowski Family Trust UAD 12/19/2012(17)	2,898,579	1,262,249	2,898,579	1,262,249	-	-	-	-
AMCI Sponsor LLC(18)	4,844,148	2,370,139	4,844,148	2,370,139	-	-	-	-
William Hunter(19)	100,000	-	100,000	-	-	-	-	-
Brian Beem(20)	100,000	-	100,000	-	-	-	-	-
Nimesh Patel(21)	100,000	-	100,000	-	-	-	-	-
Gary Uren(22)	35,000	-	35,000	-	-	-	-	-
Lawrence M. Clark, Jr.(23)	35,000	-	35,000	-	-	-	-	-
Jason Grant(24)	35,000	-	35,000	-	-	-	-	-
Patrick Murphy(25)	80,000	-	80,000
Vassilios Gregoriou(26)	5,465,506	-	5,465,506	-	-	-	-	-
Christos Kaskavelis(27)	3,704,113	-	3,704,113	-	-	-	-	-
Emory De Castro(28)	2,124,999	-	2,124,999	-	-	-	-	-
James F. Coffey(29)	590,705	-	590,705	-	-	-	-	-
F.E.R. fischer Edelstahlrohre GmbH(30)	5,124,846	-	5,124,846	-			-	-

(1)	The disclosure with respect to the remaining Selling Securityholders is being made on an aggregate basis, as opposed to on an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of common stock. The address for these Selling Securityholders is c/o Advent Technologies Holdings, Inc., 200 Clarendon Street, Boston, MA 02116.
(2)	The address of Helikon Investments Limited is 105 Jermyn Street, London, SW1Y 6EE, UK.
(3)	The address of BNP Paribas Funds Energy Transition is c/o BNP Paribas Asset Management UK Limited, 5 Aldermanbury Square, London EC2V 7BP, UK.
(4)	The address of D.E. Shaw Valence Portfolios, L.L.C. is 1166 Avenue of the Americas, New York, New York 10036.
(5)	The address of Apollo Asset Ltd. is 34 Avenue De L’Annunciade, 98000 Monaco, MC.
(6)	The address of D.E. Shaw Oculus Portfolios, L.L.C. 1166 Avenue of the Americas, New York, New York 10036.
(7)	The address of Delphi Global is Professor Kohts VEI 9, PO Box 484, 1327 Lysaker, Norway.
(8)	The address of Glazer Capital LLC is 250 West 55th Street, Suite 30A, New York, New York 10019.

(9)	The address of Songa Capital AS is Haakon Vlls gt 7, 0251 Oslo, Norway.
(10)	The address of Klaveness Marine Finance AS is Harbizalleen 2A, 0275 PO Box 399 Skoyen, Norway.
(11)	The address of VB Capital Management AG is Lowenstrasse 2, Zurich CH 8001, Switzerland.
(12)	The address of Investeringsfondet Viking AS is Bogstadveien 6, 0355 Oslo, Norway.
(13)	The address of Pala Investments Limited is Gatthardstrasse 26, Zug, Switzerland.
(14)	Consists of securities held by Orion prior to the Business Combination. The address of Istvan Zollei is 425 West 53rd Street, TH# 409, New York, New York 10019.
(15)	Consists of securities held by Orion prior to the Business Combination. The address of Dov Lader is 598 Barnard Avenue, Woodmere, New York, 11598.
(16)	Consists of securities held by Orion prior to the Business Combination. The address of Daniel Zier is 1050 S Josephine Street, Denver, Colorado 80209.
(17)	Consists of securities held by Orion prior to the Business Combination. The address of the 2012 Lewnowski Family Trust UAD 12/19/2012 is 75 Stuyvesant Avenue, Rye, New York 10580.
(18)	Consists of securities held by Orion prior to the Business Combination. The address of AMCI Sponsor LLC is 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.
(19)	The address of William Hunter is 200 Clarendon Street, Boston, MA 02116.
(20)	The address of Brian Beem is 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.
(21)	The address of Nimesh Patel is 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.
(22)	The address of Gary Uren is 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.
(23)	The address of Lawrence M. Clark, Jr. is 200 Clarendon Street, Boston, MA 02116.
(24)	The address of Jason Grant is 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.
(25)	The address of Patrick Murphy is 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.
(26)	The address of Vassilios Gregoriou is 200 Clarendon Street, Boston, MA 02116.
(27)	The address of Christos Kaskavelis is 200 Clarendon Street, Boston, MA 02116.
(28)	The address of Emory De Castro is 200 Clarendon Street, Boston, MA 02116.
(29)	The address of James F. Coffey is 200 Clarendon Street, Boston, MA 02116.
(30)	Pursuant to a Schedule 13G filed with the SEC on September 9, 2021, all shares are held of record by Fischer GmbH. Fischer GmbH has shares voting and dispositive power over such shares. Fischer GmbH is 100% owned by fischer group SE & Co. KG (“Fischer KG”). Johann Fischer holds an interest and 51% of the voting power in Fischer KG. The remaining interests in Fischer KG are held by Hans-Peter Fischer, Roland Fischer and Michaela Behrle. The business address for such entities and persons is Im Gewerbegebiet 7, 77855 Achern-Fautenbach, Germany.

Listing of Common Stock

Our common stock and warrants are currently listed on Nasdaq under the symbols “ADN” and “ADNWW”, respectively.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to an aggregate of 22,029,279 shares of common stock that are issuable upon exercise of the public warrants, 3,940,278 shares of common stock that are issuable upon exercise of the placement warrants and 400,000 shares of common stock that are issuable upon exercise of the working capital warrants. We are also registering the offer and sale, from time to time, by the Selling Securityholders of up to 33,363,466 shares of common stock and up to 4,340,278 placement warrants and working capital warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of The Nasdaq Stock Market;

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	settlement of short sales entered into after the date of this prospectus;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the names of the selling securityholders;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of common stock and warrants are currently listed on Nasdaq under the symbols “ADN” and “ADNWW”, respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

Manatt, Phelps & Philips LLP and Ropes & Gray LLP passed upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of the Company.

EXPERTS

The consolidated financial statements of Advent Technologies Holdings, Inc. appearing in Advent Technologies Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors-Accountants, or SOEL, Greece with registration number 107.

The consolidated financial statements of Advent Technologies A/S as at December 31, 2020, and for each of the two years in the period ended December 31, 2020 appearing in Advent Technologies Holdings, Inc.’s Amendment No. 3 to Current Report on Form 8-K dated March 31, 2022 have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent auditors, as set forth in their report included therein and incorporated by herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The financial statements of Advent Technologies GmbH as at December 31, 2020, and for each of the two years in the period ended December 31, 2020 appearing in Advent Technologies Holdings, Inc.’s Amendment No. 3 to Current Report on Form 8-K dated March 31, 2022 have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent auditors, as set forth in their report included therein and incorporated by herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the common stock and warrants offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain an Internet website at http://www.advent.energy. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022 (the “Annual Report”);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 12, 2022, August 9, 2022, and November 14, 2022, respectively;

●	our Current Reports on Form 8-K or 8-K/A, as applicable, filed with the SEC on January 28, 2022, March 31, 2022, April 13, 2022, June 3, 2022, June 14, 2022, June 16, 2022, June 17, 2022, July 22, 2022, September 2, 2022, and November 4, 2022 (in each case, excluding Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto); and

●	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on November 14, 2018, as amended by our Current Reports on Form 8-K filed with the SEC on February 9, 2021 (File No.: 001-28742), and any amendment or report filed with the SEC for the purpose of updating such description, including Exhibit 4.4 to the Annual Report.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request additional free copies of this prospectus and a free copy of any documents incorporated by reference in this prospectus you should contact us by telephone or in writing:

Advent Technologies Holdings, Inc.

Corporate Secretary

200 Clarendon Street

Boston, MA 02116

(617) 655-6000

 ADVENT TECHNOLOGIES HOLDINGS, INC.

Primary Offering Of

26,369,557 Shares of Common Stock

Secondary Offering of

33,363,466 Shares of Common Stock

4,340,278 Warrants to

Purchase Common Stock

PROSPECTUS December 22, 2022